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EXHIBIT 99 -FORM OF PROXY CARDS


    PROXY FOR SPECIAL MEETING OF SOUTHERN OHIO COMMUNITY BANCSHARES, INC.
                               GLOUSTER, OHIO

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Southern Ohio Community Bancshares, Inc. ("Southern"), do hereby nominate, constitute, and appoint _____________, ___________, and __________, or any one of them,
(with full power of substitution for me and in my name, place and stead), to vote all the common stock of said Corporation, standing in my name on its books on _______, 1998, at the Special Meeting of its shareholders to be held at __________________________________, on ________1998, at _____ __.M. local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows: 1. To ratify, confirm, approve and adopt, pursuant to Ohio Revised Code Sections 1701.78 and 1701.831 a Merger Agreement dated as of February 9, 1998, (the "Agreement") by and between Southern and United Bancorp, Inc., an Ohio corporation and bank holding company ("UBCP"), with such Agreement providing for, among other things, the merger of Southern with and into UBCP. Each outstanding share of Southern Common Stock will be converted into UBCP Common Stock in accordance with the terms of the Agreement.

 For [ ]        Against [ ]     Abstain [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSITION.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY EITHER WRITTEN NOTICE OR PERSONALLY AT THE MEETING OR BY A SUBSEQUENTLY DATED PROXY.

Date:_______________________, 1998 _______________________________

      _______________________________ (L.S.)
      (Signature(s) of Shareholder(s))

(When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.)